                                                                   EXHIBIT 10.25





                       INCENTIVE RETIREMENT BENEFIT PLAN
                           FOR CERTAIN EXECUTIVES OF
                              LOCKHEED CORPORATION


                   (As Amended and Restated February 6, 1995)

                       INCENTIVE RETIREMENT BENEFIT PLAN
                           FOR CERTAIN EXECUTIVES OF
                              LOCKHEED CORPORATION

                   (As Amended and Restated February 6, 1995)


                                   ARTICLE I

                              PURPOSE OF THE PLAN

                 This plan is established for the purpose of providing a retirement benefit for certain executive employees which takes into account incentive compensation for retirement benefit purposes.


                                   ARTICLE II

                                  DEFINITIONS

                 1. PLAN -- This Incentive Retirement Benefit Plan for Certain Executive Employees.

                 2. BOARD OF DIRECTORS -- The Board of Directors of Lockheed Corporation.

                 3. COMMITTEE -- The Management Development and Compensation Committee of the Board of Directors as from time to time appointed or constituted by the Board of Directors.

                 4.       COMPANY -- Lockheed Corporation and its subsidiaries.

                 5. SALARY BOARD -- The Corporate Salary Board of Lockheed Corporation.

                 6. RETIREMENT PLAN -- The Lockheed Retirement Plan for Certain Salaried Employees.

                 7. CREDITED SERVICE -- The term defined in Section 1.10 of the Retirement Plan. In the case of an employee whose service with the Company, in whole or in part, was not Credited Service under the Retirement Plan because he or she was not in a Covered Group, as defined in said plan, or because of a limitation on Credited Service under said plan, Credited Service shall be determined as though the employee were not subject to such exclusion or limitation.

                 8. INCENTIVE RETIREMENT BENEFIT -- The monthly benefit payable in accordance with the Plan.

                 9. PARTICIPANT -- A person eligible to receive a benefit under the Plan.

                 10. INCENTIVE PLAN -- The Management Incentive Compensation Plan (including the Deferred Management Incentive Compensation
Plan) of the Company, and any incentive compensation plan of any subsidiary or affiliated corporation of Lockheed Corporation which the Salary Board determines is a corresponding incentive plan.

                 11. WEEKLY INCENTIVE COMPENSATION -- The award earned for any year under the Incentive Plan divided by fifty- two (52) or, for any year in which a pro-rated award is earned, the award earned divided by the number of weeks in the pro-ration period, to the extent such amount is not included in the Participant's Weekly Rate of Compensation.

                 12.      EXCESS BASE RATE OF PAY -- The term defined in
Section 1.12 of the Retirement Plan.

                 13. EXCESS WEEKLY COMPENSATION -- The sum of Excess Base Rate of Pay plus the Weekly Incentive Compensation, if any, for any year.

                 14. AVERAGE EXCESS WEEKLY COMPENSATION -- The amount obtained by dividing the sum of Excess Weekly Compensation for each of the five
(5) highest consecutive years of the last ten (10) years of service with the Company by five (5).

                 15.      WEEKLY RATE OF COMPENSATION -- The term defined in
Section 1.26 of the Retirement Plan.

                 16. TOTAL WEEKLY COMPENSATION -- The sum of Weekly Rate of Compensation plus Weekly Incentive Compensation, if any, for any year.

                 17. AVERAGE WEEKLY COMPENSATION -- The amount obtained by dividing the sum of Total Weekly Compensation for each of the five (5) highest consecutive years of the last ten (10) years of service with the Company by five (5).

                 18. COMPENSATING PLAN -- Any deferred compensation plan or retirement plan determined by the Salary Board to have been adopted by a Lockheed company in lieu of the Retirement Plan.

                 19. COMPENSATING PLAN BENEFIT -- The monthly amount calculated by converting the present value of the lump sum payable under the Compensating Plan, at the time of a Participant's retirement or death, to an annuity of the same form as the benefit payable under the Plan.

                 20. SUPPLEMENTAL BENEFIT PLAN -- The Supplemental Benefit Plan of Lockheed Corporation.

                 21. ACTUARIAL EQUIVALENT -- A benefit which has the equivalent value computed using the interest rate which would be used by the Pension Benefit Guaranty Corporation to determine the present value of an immediate lump sum distribution on termination of a pension plan, as in effect on January 1 of the year in which the Participant's termination of employment occurs, and the 1983 Group Annuity Mortality Table.


                                  ARTICLE III

                         ELIGIBILITY FOR PARTICIPATION

                 A. (1) An Employee or former employee of the Company who, on or after January 1, 1984, (1) becomes eligible to receive a benefit under the Retirement Plan or a Compensating Plan and (2) at the time of such eligibility is, or for any year during his or her last ten (10) years of service with the Company was, a participant in the Incentive Plan of the Company, will be eligible to receive an Incentive Retirement Benefit commencing on the date of the first payment of the benefit under the Retirement Plan or a Compensating Plan.

                          (2) An Employee or former employee of the Company who, on or after January 1, 1987, (1) becomes eligible to receive a benefit under the Retirement Plan or a Compensating Plan and (2) at the time of such eligibility is, or for any year during his or her last ten (10) years of service with the Company was, a participant in an incentive compensation plan of the Company which has not been determined to be a corresponding incentive plan, and (3) who has been specifically named by the Salary Board as a Participant, will be eligible to receive an Incentive Retirement Benefit commencing on the date of the first payment of the benefit under the Retirement Plan or a Compensating Plan. Such non-corresponding incentive plan shall be deemed to be an Incentive Plan with respect to such named Participant.

                 B. The surviving spouse of an employee who dies while in active employment with the Company shall be eligible to receive an Incentive Retirement Benefit if the surviving spouse is entitled to receive a surviving spouse benefit under the Retirement Plan or a Compensating Plan.

                 C. An employee who terminated employment with the Company prior to January 1, 1984, when eligible for a deferred retirement benefit under Section 5.03 of the Retirement Plan shall not be eligible to receive an Incentive Retirement Benefit.


                                   ARTICLE IV

                                  PLAN BENEFIT

                 A. The Incentive Retirement Benefit payable to a Participant at normal retirement age as defined in Section 1.17 of the Retirement Plan or as the result of total and permanent disability shall be determined as follows:

                 (1) Add (i) the amount obtained by multiplying Sixteen Dollars and Twenty-five cents ($16.25) by the number of years of the Participant's Credited Service not in excess of thirty-five (35) years and adding thereto the amount obtained by taking One and One-half percent (1 1/2%) of the Participant's Average Excess Weekly Compensation multiplied by four and three hundred thirty-three thousandths (4.333) multiplied by the number of years of the Participant's Credited Service not in excess of thirty-five (35) years, plus (ii) the amount obtained by taking One and One-half percent (1 1/2%) of the Participant's Average Weekly Compensation multiplied by four and three hundred thirty-three thousandths (4.333) multiplied by the number of years of the Participant's Credited Service beyond thirty-five (35) years.

                 (2) Calculate the sum of the monthly benefit payable under the Retirement Plan, the Compensating Plan Benefit, if any, and the Supplemental Benefit Plan Benefit, if any, payable to the Participant.

                 (3) The Incentive Retirement Benefit shall be the amount determined in (1), above, minus the amount determined in (2), above.

                 B. The Incentive Retirement Benefit payable to a Participant who satisfies the Retirement Plan rules for early retirement eligibility as set forth in Section 5.02 of said plan or for a deferred monthly retirement benefit in accordance with the rules set forth in Section 5.03 of said plan, whether or not such Participant is a member of said plan, shall be calculated in accordance with the provisions of Section 6.02(A) of said plan, for early retirement, or Section 6.03 of said plan, for deferred retirement, as applied to the Incentive Retirement Benefit amount calculated in accordance with Paragraph A, above.

                 C. The Incentive Retirement Benefit payable to the surviving spouse of a Participant who dies while in active employment with the Company shall be calculated in the same manner as the pre-retirement surviving spouse annuity under the Retirement Plan, based upon the Incentive Retirement Benefit amount calculated in accordance with Paragraph A, above.


                                   ARTICLE V

                               PAYMENT OF BENEFIT

                 A. Except as provided in Paragraphs B and C below and subject to the provisions of Article VI the Incentive Retirement Benefit shall be paid to the retired Participant, or to a Participant's surviving spouse, in accordance with the payment provisions applicable to the retirement benefits under the Retirement Plan, including any election made by the Participant in respect of optional post retirement annuity forms, or any other available payment provisions as stated in this Plan, in accordance with the provisions of
Section 7 of the Retirement Plan.

                 B. In lieu of receipt of annuity payments under Paragraph A above, a Participant may elect to receive in a single lump sum payment an amount equal to the Actuarial Equivalent of his Incentive Retirement Benefit or, effective October 1, 1993, the Participant also has the option to receive a partial annuity payment in the same form as elected under the Lockheed Retirement Plan, with the balance of the benefit amount paid to him in a lump sum.

Any benefit option election must be made within the sixty (60) day period preceding retirement by following the procedure established by the administrator. Payment will be made to the Participant six (6) months following his retirement.

                 C. (1) A Person receiving an annuity benefit from this Plan at the time of a Change in Control shall be paid in a single lump sum within thirty (30) calendar days following such Change in Control, an amount equal to the Actuarial Equivalent of such annuity benefit. Within thirty (30) calendar days following a Change in Control a Participant who has not yet retired shall be paid in a single lump sum an amount equal to the Actuarial Equivalent of his or her Incentive Retirement Benefit, calculated as if the Participant had retired on the date of the Change in Control.


                      (2) For purposes of this Plan, a Change in Control of the Company shall be deemed to have occurred if

         (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years (not including any period prior to the adoption of this Paragraph C), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this Paragraph) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or
         (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                          A Change in Control shall not, however, include any transaction which has been approved by individuals who at the beginning of any period of at least two consecutive years (not including any period prior to the adoption of this Paragraph C) constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this Paragraph) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

                 (3) This Paragraph C shall apply only to a Change in Control of Lockheed Corporation and shall not cause lump sum payment of annuity benefits in any transaction involving the Company's sale, liquidation, merger, or other disposition of any subsidiary.

                 (4) This Paragraph C may be canceled or modified at any time prior to a Change in Control. In the event of a Change in Control, this Paragraph C shall remain in force and effect, and shall not be subject to cancellation or modification for a period of five (5) years, and any other provision defining a capitalized term used in Paragraph C shall, for purposes of Paragraph C, be subject to cancellation or modification during the five (5) year period.


                                   ARTICLE VI

                                NONASSIGNABILITY

                 No rights or interests of any Participant or surviving spouse under this Plan shall be assignable, transferable or subject to anticipation, alienation, encumbrance, pledge or charge of any nature. Any attempt to take such action in violation of this Article shall be void and shall authorize the Committee, in its discretion, to forfeit all or any further right and interest in the Incentive Retirement Benefit of such Participant or surviving spouse.


                                  ARTICLE VII

                                     TRUST

                 Although the Plan is an unfunded plan, the Company has established a trust (the "Trust") pursuant to a trust agreement dated December 22, 1994 by and between the Company and J. P. Morgan California to hold assets, subject to the claims of the Company's creditors in the event of its insolvency, to pay benefits under this Plan. The Company shall no later than nine months following the close of its fiscal year make contributions to the Trust in an amount sufficient, when added to the then principal of the Trust and after consideration of benefits to be paid pursuant to other plans covered by the Trust, to equal the present value of benefits which have accrued under the Plan during the preceding fiscal year, as such amount is determined by an independent actuary.

                                  ARTICLE VIII

                                 ADMINISTRATION

                 The Plan shall be administered by the Salary Board under the general direction of the Committee. Subject to such direction, and such rules and procedures as the Committee may prescribe, the Salary Board shall have the right and discretion to construe the Plan, to interpret any provision thereof, to make rules and regulations relating to the Plan, and to determine any factual question arising in connection with the Plan's operation after such investigation or hearing as the Salary Board may deem appropriate. Any decision made by the Salary Board under the provisions of this Article shall be conclusive and binding on all parties concerned.



                                   ARTICLE IX

                      AMENDMENT OR TERMINATION OF THE PLAN

                 Except as provided in paragraph C(4) of Article V, the Board of Directors shall have the right to amend or terminate the Plan at any time. In the event of Plan amendment or termination which has the effect of eliminating or reducing an accrued benefit under this Plan without a corresponding increase in benefits under a plan described in Paragraph B of
Article IV:

                 1. The Incentive Retirement Benefit payable on account of a retired Participant or a surviving spouse shall not be impaired; and

                 2. the benefits of other Participants shall not be less than the Incentive Retirement Benefit to which each such Participant would have been entitled if he or she had retired immediately prior to such amendment or termination of the Plan. Such benefit shall be calculated in accordance with
Article IV, except that for purposes of Section 6.02(A) of the Retirement Plan, the Participant's age and Credited Service at the time of termination of employment, rather than such age or service at the time of Plan amendment or termination, shall be utilized in determining the eighty-five (85) rule. For such purposes, Credited Service shall have the meaning defined in Article II.


                                   ARTICLE X

                               EMPLOYMENT RIGHTS

                 Nothing in the Plan shall be deemed to give any person any right to remain in the employ of the Company or affect any right of the Company to terminate a person's employment.


                                   ARTICLE XI

                                 EFFECTIVE DATE

                 The Plan shall be effective January 1, 1984.